                                                                    EXHIBIT 4.1
                             SHAREHOLDER PROTECTION
                             RIGHTS PLAN AGREEMENT


                                  dated as of
                                 JULY 28, 1993



                                    between



                             FLOTEK INDUSTRIES INC.


                                      and



                        PACIFIC CORPORATE TRUST COMPANY

                                as Rights Agent

                               TABLE OF CONTENTS

                                                                                                           Page No.
                                                                                                           -------
ARTICLE 1- INTERPRETATION

1.1      Certain Definitions                                                                                   2
1.2      Currency                                                                                             11
1.3      Descriptive Headings                                                                                 11
1.4      References to Agreement                                                                              11
1.5      Grandfather Provisions                                                                               11


ARTICLE 2- THE RIGHTS

2.1      Legend on Common Share Certificates                                                                  13
2.2      Execution, Authentication, Delivery and Dating of
         Rights Certificates                                                                                  13
2.3      Registration, Registration of Transfer and Exchange                                                  14
2.4      Mutilated, Destroyed, Lost and Stolen Rights Certificates                                            14
2.5      Persons Deemed Owners of Rights                                                                      15
2.6      Delivery and Cancellation of Certificates                                                            15
2.7      Agreement of Rights Holders                                                                          15
2.8      Rights Certificate Holder Not Deemed a Shareholder                                                   16
2.9      Agreement Not Available                                                                              16


ARTICLE 3- EXERCISE OF THE RIGHTS

3.1      Initial Exercise; Exercise of Rights; Detachment
         of Rights                                                                                            17
3.2      Adjustments to Exercise Price; Number of Rights                                                      19
3.3      Date on Which Exercise is Effective                                                                  23


ARTICLE 4- ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF
CERTAIN TRANSACTIONS

4.1      Flip-Over Event                                                                                      23
4.2      Flip-In Event                                                                                        24
4.3      Obligations of the Corporation                                                                       25
4.4      Exchange Option                                                                                      26


ARTICLE 5- SPECIAL MEETINGS OF INDEPENDENT SHAREHOLDERS
TO CONSIDER PERMITTED BIDS
5.1      Meetings of Independent Shareholders                                                                 26


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                                     - 2 -

5.2      Approval                                                                                             27
5.3      Fiduciary Duties of the Board of Directors of the Corporation                                        27
5.4      Further Acts                                                                                         27


ARTICLE 6- THE RIGHTS AGENT

6.1      General                                                                                              28
6.2      Merger or Amalgamation or Change of Name of Rights Agent                                             28
6.3      Duties of Rights Agent                                                                               29
6.4      Change of Rights Agent                                                                               30


ARTICLE 7- MISCELLANEOUS

7.1      Redemption and Waiver                                                                                31
7.2      Expiration                                                                                           32
7.3      Issuance of New Rights Certificates                                                                  32
7.4      Fractional Rights and Fractional Shares                                                              32
7.5      Supplements and Amendments                                                                           33
7.6      Rights of Action                                                                                     34
7.7      Notice of Proposed Actions                                                                           34
7.8      Notices                                                                                              34
7.9      Costs of Enforcement                                                                                 35
7.10     Successors                                                                                           35
7.11     Benefits of this Agreement                                                                           36
7.12     Governing Law                                                                                        36
7.13     Counterparts                                                                                         36
7.14     Severability                                                                                         36
7.15     Effective Date                                                                                       36
7.16     Determinations and Actions by the Board of Directors                                                 36
7.17     Successor Corporations                                                                               37
7.18     Meetings of Holders of Rights                                                                        37
7.19     Shareholder Review                                                                                   37
7.20     Time of the Essence                                                                                  38

Exhibit "A" - Form of Rights Certificate

MEMORANDUM OF AGREEMENT made as of the 28th day of July, 1993.

BETWEEN:

          FLOTEK INDUSTRIES INC., a corporation incorporated under the laws of British Columbia

          (hereinafter called the "Corporation")

                                                              OF THE FIRST PART

AND:

          PACIFIC CORPORATE TRUST COMPANY, a trust company incorporated under the laws of British Columbia, as rights agent

          (hereinafter called the "Rights Agent")

                                                             OF THE SECOND PART


WHEREAS the board of directors of the Corporation has determined that it is advisable for the Corporation to adopt a shareholder protection rights plan (the "Rights Plan");

AND WHEREAS in order to implement the Rights Plan the board of directors of the Corporation has:

1. authorized the issuance, effective at 5:00 p.m. (Vancouver time) on July 28, 1993 (the "Record Time") of one right (a "Right") in respect of each Common Share of the Corporation outstanding at the Record Time; and

2. authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the Separation Time;

AND WHEREAS each Right entitles the holder thereof, after the Separation
         Time, to purchase securities of the Corporation (or, in certain cases, of certain other entities) pursuant to the terms and subject to the condition set forth herein;

AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation and holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and other matters referred to herein;

NOW THEREFORE, in consideration of the premises and respective covenants and agreements set forth herein, the parties hereby agree as follows:

                           ARTICLE 1- INTERPRETATION


1.1      CERTAIN DEFINITIONS

For the purposes of this Agreement, the following terms have the meanings indicated:

(1) "ACQUIRING PERSON" shall mean, subject to subsections 1.5(1) and 1.5(2), any Person who is the Beneficial Owner of 20 percent or more of the outstanding Voting Shares of the Corporation; provided, however, that the term "Acquiring Person" shall not include:

         (a) the Corporation or any Subsidiary of the Corporation, any employee benefit plan, deferred profit sharing plan, stock participation plan or trust for the benefit of employees, of the Corporation or any Subsidiary of the Corporation, or any Person organized, appointed or established by the Corporation or any Subsidiary of the Corporation for or pursuant to the terms of any such plan or trust; and

         (b) any Person who becomes the Beneficial Owner of 20 percent or more of the outstanding Voting Shares of the Corporation as a result of:

                  (i) an acquisition or redemption by the Corporation or a Subsidiary of the Corporation of Voting Shares of the Corporation which, by reducing the number of Voting Shares of the Corporation outstanding, increases the proportionate number of Voting Shares of the Corporation Beneficially Owned by such Person to 20 percent or more of the Voting Shares of the Corporation then outstanding (a "Redemption Event");

                  (ii) share acquisitions made pursuant to a Permitted Bid and in accordance with the provisions of Article 5 ("Permitted Bid Acquisitions"); or

                  (iii) share acquisitions in respect of which the Board of Directors has waived the application of section 4.2 pursuant to the provisions of subsection 7.1(2) or 7.1(3) or which were made on or prior to the date of this Agreement ("Exempt Acquisitions");

provided,however, that if a Person shall become the Beneficial Owner of 20 percent or more of the Voting Shares of the Corporation then outstanding by reason of Redemption Events, Permitted Bid Acquisitions or Exempt Acquisitions and, after such Redemption Events, Permitted Bid Acquisitions or Exempt Acquisitions, such Person, while still the Beneficial Owner of 20 percent or more of the outstanding Voting Shares of the Corporation, becomes the Beneficial Owner of any additional Voting Shares of the Corporation otherwise than pursuant to Permitted Bid Acquisitions, Exempt Acquisitions or Pro Rata Acquisitions, then as of the date such Person becomes the Beneficial Owner of such additional Voting Shares such Person shall be an "Acquiring Person"


  (2) "AFFILIATE" shall have the meaning ascribed to such term in the Company Act (B.C.);

  (3) "ASSOCIATE" shall have the meaning ascribed to such term in the Securities Act (B.C.);

 (4) A Person shall be deemed the "BENEFICIAL OWNER" of, and to have "BENEFICIAL OWNERSHIP" of, and to "BENEFICIALLY OWN":

         (a) any securities as to which such Person, or any of such Person's Affiliates or Associates, is the direct or indirect beneficial owner (including through being a beneficiary of a trust which owns such securities whether or not such Person's interest in the trust is present or future, vested or contingent) or would be deemed to be the beneficial owner pursuant to the provisions of the Securities Act (B.C.) for the purposes of insider trading or takeover bids or, if such provisions shall be rescinded and there shall be no successor laws or regulations, pursuant to the provisions of the Securities Act (B.C.) as in effect on the date of this Agreement, whether or not such beneficial owner or deemed beneficial owner is the holder of record of such securities;

         (b) any securities as to which such Person or any of such Person's Affiliates or Associates has, directly or indirectly:

                  (i) the right to acquire (whether such right is exercisable immediately or after the lapse or passage of time or upon the occurrence of a contingency or otherwise) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and banking group or selling group members with respect to a bona fide public offering of securities and other than pledges of securities in the ordinary course of business) or upon the exercise of any conversion right, exchange right, share purchase right (other than the Rights), warrant or option, or otherwise; or

                  (ii) the right to vote such security (whether such right is exercisable immediately or after the lapse or passage of time or otherwise) pursuant to any agreement, arrangement or understanding, or otherwise; and

         (c) any securities which are Beneficially Owned, directly or indirectly, within the meaning of the foregoing provisions of this subsection 1.1(4) by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with respect to or for the purpose of acquiring, holding, voting or disposing of any Voting Shares of the Corporation (other than customary agreements with and between underwriters and banking group or selling group members with respect to a bona fide public offering of securities) or acquiring, holding or disposing of a significant portion of the property or assets of the Corporation or any Subsidiary of the Corporation;

provided,however, that a Person shall not be deemed the "Beneficial Owner" of, or to have "Beneficial Ownership" of, or to "Beneficially Own", any security:

         (d) solely because such security has been deposited or tendered pursuant to any Takeover Bid made by such Person or made by any of such Person's Affiliates or Associates until such deposited security has been taken up or paid for, whichever shall occur first;

         (e) solely because such Person or any of such Person's Affiliates or Associates has or shares the right to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Company Act (B.C.) and the Securities Act (B.C.);

         (f) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such a security in connection with or in order to participate in a public proxy solicitation made or to be made pursuant to and in accordance with the applicable rules and regulations referred to in clause (e) above; or

         (g) solely because such Person holds or exercises voting or dispositive power over such security without claiming any beneficial interest therein, provided that:

                  (i) a substantial portion of the ordinary business of such Person (the "Investment Manager") is the management of investment funds for others and such voting or dispositive power of such security is held by the Investment Manager in the ordinary course of such business for the account of any other Person who is not an Associate or Affiliate of the Investment Manager and of whom the Investment Manager is not an Associate; or

                  (ii) such Person (the "Trust Company") is licensed to carry on the business of a trust company under the laws of Canada or any province thereof and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons and holds such voting or dispositive power over such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person where neither such estate nor any beneficiary thereof is an Associate or Affiliate of the Trust Company and the Trust Company is not an Associate of such estate or beneficiary;

                  and provided further in either of the foregoing cases that:

                  (iii) the Voting Shares of the Corporation Beneficially Owned by the Investment Manager or the Trust Company, as the case may be, other than those in respect of which the exemption in this clause 1. 1(4)(g) applies, do not exceed five percent of the outstanding Voting Shares of the Corporation; and

                  (iv) the Investment Manager or the Trust Company, as the case may be, has not made and does not propose to make a Takeover Bid alone or by acting jointly or in concert with any other Person.

For purposes of this Agreement, in determining the percentage of the outstanding Voting Shares of the Corporation with respect to which a Person is or is deemed the Beneficial Owner shall be deemed outstanding;

(5) "BOARD OF DIRECTORS" shall mean the board of directors of the Corporation or, if duly constituted and whenever duly empowered, the executive committee of the board of directors for the Corporation;

(6) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Vancouver are authorized or obligated by law to close;

(7) "CLOSE OF BUSINESS" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the offices of the transfer agent for the Shares (or, after the Separation Time, the offices of the Rights Agent) are closed to the public in the city in which such transfer agent or Rights Agent has an office for the purposes of this Agreement;

(8) "COMMON SHARES", when used with reference to the Corporation, shall mean the common shares of the Corporation and any other shares of the Corporation into which such shares may be subdivided, consolidated, reclassified or changed, and when used with reference to any Person other than the Corporation, shall mean the class of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest having power (whether or not exercised) to control or direct the management of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person;

(9) "COMPANY ACT (B.C.)" shall mean the British Columbia Company Act (R.S.B.C. 1979, c.59), as amended, and the regulations made thereunder, and any successor laws or regulations thereto;

(10) "DIVIDENDS PAID IN THE ORDINARY COURSE" shall mean cash dividends paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

         (a) 200 percent of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

         (b) 300 percent of the arithmetic average of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

         (c) 100 percent of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year;

(11) "EXEMPT ACQUISITION" shall have the meaning ascribed thereto in paragraph 1. 1(1(b)(iii);

(12) "EXERCISE PRICE" shall mean, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of such Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price for a Right shall be $10.00;

(13)     "EXPIRATION TIME" shall mean the earlier of:

         (a)      the Termination Time;

         (b)      the time, if any, determined pursuant to section 7.19; and

         (c)      5:00 p.m. (Vancouver Time) on July 31, 1998;

(14) "FLIP-IN EVENT" shall mean a transaction or event in or pursuant to which any Person shall become an Acquiring Person; provided, however, that the term "Flip-In Event" shall not include any transaction or event that constitutes a Flip-Over Event;

(15)     "FLIP-OVER ENTITY" shall have the meaning attributed thereto in section
         4.1;

(16)     "FLIP-OVER EVENT" shall mean:

         (a) a transaction or event or series of transactions or events in or pursuant to which, directly or indirectly, the Corporation shall consolidate or merge with or into, amalgamate with or into or enter into a statutory arrangement with, any other Person (other than a wholly-owned Subsidiary of the Corporation), or any other Person (other than a wholly-owned Subsidiary of the Corporation) shall consolidate or merge with or into, amalgamate with or into or enter into a statutory arrangement with, the Corporation, and, in connection therewith, all or part of the outstanding Voting Shares of the Corporation shall be changed in any way, reclassified or converted into or exchanged for shares or other securities of the Corporation or of any other Person or cash or any other property; or

         (b) a transaction or event or series of transactions or events in which, directly or indirectly, the Corporation shall sell or otherwise transfer (including by way of a leasehold interest) (or one or more of its Subsidiaries shall sell or otherwise transfer) property or assets:

                  (i) aggregating more than 50 percent of the property or assets (measured by either book value or fair market value); or

                  (ii) which generated during the Corporation's last completed fiscal year or may reasonably be expected to generate in the Corporation's then-current fiscal year more than 50 percent of the Corporation's income or cash flow;

          of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation or one or more of its wholly-owned Subsidiaries);

(17) "GRANDFATHERED PERSON", "GRANDFATHERED PERSON TRANSFEREE" and "GRANDFATHERED BIDDER" shall have the respective meanings attributed thereto in subsections 1.5(1), 1.5(2) and 1.5(3);

(18) "INCOME TAX ACT" shall mean the Income Tax Act, R.S.C. 1970, C.1-5, as amended, and the regulations thereunder, and any comparable or successor laws or regulations thereto;

(19) "INDEPENDENT SHAREHOLDERS" shall mean, with respect to any Referendum (as such term is defined in Article 5) on any Permitted Bid, holders of Common Shares of the Corporation other than Common

Shares of the Corporation Beneficially Owned by (a) the Offeror making such Permitted Bid, (b) any Associate or Affiliate of such Offeror and (c) any Person acting jointly or in concert with such Offeror or with any Associate or Affiliate of such Offeror;

(20) "MARKET PRICE" per share of any securities on any date of determination shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event described in section 3.3 shall have caused the closing price in respect of any Trading Day used to determine the Market Price not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 3.2 in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be:

         (a) the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices, for each share of such securities as reported by the principal stock exchange in Canada on which such securities are listed and posted for trading;

         (b) if the securities are not listed and posted for trading on any stock exchange in Canada, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of such securities as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange in the United States on which such securities are listed or admitted to trading;

         (c) if for any reason none of such prices are available on such day or the securities are not listed and posted for trading on a stock exchange in Canada or a national securities exchange in the United States, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if the securities are not quoted on NASDAQ, as reported by the Canadian Over-The-Counter Automated Trading System or another such system then in use; or

         (d) if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors;

provided,however, that if on any such date the securities are not traded on any exchange or in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per security of such securities on such date as determined in good faith by the Board of Directors, after consultation with a nationally or internationally recognized investment dealer or investment banker with respect to the fair value per share of such securities;

(21)     "OFFER TO ACQUIRE" shall include:

         (a) an offer to purchase, or a solicitation of an offer to sell, Voting Shares of the Corporation; and

         (b) an acceptance of an offer to sell Voting Shares of the Corporation, whether or not such offer to sell has been solicited;

          or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an offer to acquire to the Person that made the offer to sell;

(22) "OFFEROR" shall mean a Person who has announced an intention to make or who has made a Takeover Bid;

(23) "OFFICERS' CERTIFICATE" shall mean a certificate signed by the Chairman of the Board, the President or any Vice-President and by the Secretary, the Treasurer, an Assistant-Secretary or an Assistant-Treasurer of the Corporation;

(24) "OFFEROR'S SECURITIES" shall mean Voting Shares of the Corporation Beneficially Owned by any Person who has announced an intention to make or who has made a Takeover Bid;

(25) "PERMITTED BID" shall mean a Takeover Bid made in compliance with, and not on a basis which is exempt from, the provisions of Part 11 of the Securities Act (B.C.) and the regulations thereunder (or such successor laws or regulations or, if such provisions shall be repealed and there shall be no successor laws or regulations pursuant to such provisions as they read on the date of this Agreement) and the securities laws of all the other relevant jurisdictions and also in compliance with the following additional provisions:

         (a) the Takeover Bid is made to all holders of Common Shares of the Corporation wherever resident or registered on the books of the Corporation for all Common Shares held;

         (b) subject to subsection 1.5(3), the Offeror does not, alone or together with Persons acting jointly or in concert with him, at the time of commencement of or at any time while the Takeover Bid remains outstanding Beneficially Own five percent or more of the outstanding Voting Shares of the Corporation;

         (c) if the Takeover Bid is made by a Grandfathered Person Transferee or any Person acting jointly or in concert with a Grandfathered Person Transferee or any Person who, as regards the Grandfathered Person Transferee, is a "control person" as defined in the Securities Act (B.C.) or any Affiliate or Associate of any of the foregoing within 12 months from the date upon which the Grandfathered Person Trustee became such, the Offeror shall offer consideration for Common Shares deposited under the Takeover Bid at least equal to the consideration that was paid on a per-Common Share basis to the Transferor [as defined in subsection 1.5(2)] from whom such Grandfathered Person Transferee acquired Voting Shares or the Offeror shall offer at least the cash equivalent of such consideration;

         (d) the Takeover Bid is made on terms and conditions that comply with, and which do not and will not, upon consummation of the bid, result in the Corporation or any Subsidiary of the Corporation being in default under, or in contravention of, any applicable laws;

         (e) the Takeover Bid shall contain and the take up and payment for securities tendered or deposited thereunder shall be subject to an irrevocable and unqualified condition that no Common Shares of the Corporation shall be taken up or paid for pursuant to the Takeover Bid unless a resolution is passed to approve the Takeover Bid at a special meeting in Independent Shareholders by the votes of Independent Shareholders holding or representing by proxy more than 50 percent of the Common shares of the Corporation in respect of which votes are cast at such a meeting, which special meeting of Independent Shareholders shall be called and held for that purpose in accordance with the provisions of Article 5;

         (f) the Takeover Bid shall not expire until the earlier of (i) 10 clear Business Days following the conclusion of the special meeting of Independent Shareholders referred to in clause 1 1(25)(e) and (ii) 120 days after the date of the Takeover Bid; provided, however, that in no circumstances shall the Takeover Bid expire earlier than five clear Business Days following the conclusion of the special meeting of Independent Shareholders referred to in clause 1. 1(25)(e); and

         (g) the Offeror shall provide the Rights Agent, within two Business Days of the announcement of the Takeover Bid, with a list of all securities of the Corporation Beneficially Owned by each of the Offeror and such Offeror's Associates and Affiliates and any Person acting jointly or in concert with the Offeror or the Offeror's Associates and Affiliates, together with the particulars of the registration of all such securities, and an undertaking to update such list on a daily basis to reflect any changes occurring or to occur in such Beneficial Ownership, and the Offeror shall perform its obligation under such undertaking;

(26) "PERMITTED BID ACQUISITIONS" shall have the meaning ascribed thereto in paragraph 1.1(1)(b)(ii);

(27) "PERSON" shall include any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, group, body corporate, corporation, unincorporated organization, syndicate or other entity;

(28)     "PRO RATA ACQUISITION" shall mean the acquisition of Voting Shares of the Corporation as a result of a stock dividend, a stock split or other event pursuant to which a Person receives or acquires Voting Shares of the Corporation on the same pro rata basis as all other holders of Voting Shares of the Corporation of the same class;

(29)     "RECORD TIME" shall mean 5:00 p.m. (Vancouver time) on July 28, 1993;

(30) "REDEMPTION EVENT" shall have the meaning ascribed thereto in paragraph 1.1(1)(b)(i);

(31) "RIGHTS CERTIFICATE" shall mean the certificates representing the Rights after the Separation Time which shall be in the form attached hereto as Exhibit "A";

(32) "SECURITIES ACT (B.C.)" shall mean the Securities Act, S.B.C. 1985, c.83, as amended, and the regulations thereunder, and any successor laws or regulations thereto;

(33) "SEPARATION TIME" shall mean the close of business on the eighth Trading Day after the earlier of:

         (a)      the Stock Acquisition Date; and

         (b) the date of the commencement or first public announcement (provided such announcement is made after the Record Time) of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Takeover Bid (other than a Permitted Bid), or such later date as may be determined by the Board of Directors, provided that if any Takeover Bid referred to in this clause (b) of this subsection 1.1(33) expires, is canceled, terminated or otherwise withdrawn prior to the Separation Time, such Takeover Bid shall be deemed, for the purposes of this subsection 1.1(33), never to have been made;

(34)     "RIGHT" shall have the meaning ascribed thereto in the recitals hereto;

(35) "STOCK ACQUISITION DATE" shall mean the date of the first public announcement [which, for purposes of this definition, shall include, without limitation, the filing of a report pursuant to section 93 of the Securities Act (B.C.)] by the Corporation or an Acquiring Person of facts indicating that a Person has become an Acquiring Person;

(36) "SUBSIDIARY" of a Person shall have the meaning ascribed thereto in the Company Act (B.C.);

(37) "TAKEOVER BID" shall mean an Offer to Acquire Voting Shares of the Corporation where the Voting Shares of the Corporation subject to the Offer to Acquire, together with Voting Shares of the Corporation Beneficially Owned by the Person making the Offer to Acquire, constitute in the aggregate 20 percent or more of the outstanding Voting Shares of the Corporation at the date of the Offer to Acquire;

(38) "TERMINATION TIME" shall mean the time at which the right to exercise Rights shall terminate pursuant to section 4.4 or section 7.1;

(39) "TRADING DAY", when used with respect to any securities, shall mean a day on which the principal Canadian or United States securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian or United States securities exchange, a Business Day; and

(40) "Voting Shares", when used with reference to the Corporation, shall mean the Common shares of the Corporation and any other shares of the Corporation entitled to vote generally in the election of directors, and when used with reference to any Person other than the Corporation, shall mean Common Shares of such Person and any other shares of capital stock or voting interests of such Persons entitled to vote generally in the election of all directors; and the percentage of Voting Shares
         Beneficially Owned by any Person shall, for the purposes of this Agreement, be and be deemed to be the product determined by the formula;

       100 x A
             -
             B

where

 A = the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person; and

 B = the number of votes for the election of all directors generally attaching to all outstanding Voting Shares.


1.2      CURRENCY

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.


1.3      DESCRIPTIVE HEADINGS

Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


1.4      REFERENCES TO AGREEMENT

References to "this Agreement", "hereto", "herein", "hereby", "hereunder",
         "hereof" and similar expressions refer to this Agreement and not to any particular Article, section, subsection, paragraph, subparagraph, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto.


1.5      GRANDFATHER PROVISIONS

(1) A Person shall not be and shall not be deemed to be an Acquiring Person if such Person (a "Grandfathered Person"):

         (a) is the Beneficial Owner of 20 percent or more of the outstanding Voting Shares of the Corporation as at the Record Time; or

         (b) becomes the Beneficial Owner of 20 percent or more of the outstanding Voting Shares of the Corporation after the Record Time and such Person's Beneficial Ownership of Voting

          Shares of the Corporation does not exceed the number of Voting Shares of the Corporation Beneficially Owned by such Person immediately prior to the Record time by more than one percent of the then-issued and outstanding Voting Shares of the Corporation;

provided, however, that the exceptions in clauses 1.5(1)(a) and (b) shall cease to be applicable to a Grandfathered Person who shall after the Record Time become, pursuant to one or more transactions or events, the Beneficial Owner of additional Voting Shares of the Corporation constituting in the aggregate more than one percent of the Voting Shares of the Corporation then outstanding, other than pursuant to Permitted Bid Acquisitions, Exempt Acquisitions or Pro Rata Acquisitions.

(2) A Person shall not be and shall not be deemed to be an Acquiring Person if such Person (a "Grandfathered Person Transferee") becomes the Beneficial Owner of 20 percent or more of the outstanding Voting Shares of the Corporation solely as a result of the acquisition of all but not less than all of the Voting Shares of the Corporation Beneficially Owned immediately prior thereto by a Grandfathered Person or a Grandfathered Person Transferee (the "Transferor") and such Person's Beneficial Ownership of Voting Shares of the Corporation after giving effect to such acquisition does not exceed the number of Voting Shares of the Corporation Beneficially Owned by the Transferor immediately prior to such acquisition by more than one percent of the then-issued and outstanding Voting Shares of the Corporation; provided, however, that the exception in this subsection 1.5(2) shall cease to be applicable to a Grandfathered Person Transferee who shall after the time at which he becomes a Grandfathered Person Transferee (the "Transfer Time") become, pursuant to one or more transactions or events, the Beneficial Owner of additional Voting Shares of the Corporation constituting, together with the number of Voting Shares Beneficially Owned by such Grandfathered Person Transferee immediately prior to the Transfer Time, in the aggregate more than one percent of the Voting Shares of the Corporation then outstanding, other than pursuant to Permitted Bid Acquisitions, Exempt Acquisitions or Pro Rata Acquisitions.

(3) For the purpose of determining whether a Person is entitled to make a Permitted Bid, the provisions of clause 1. 1(25)(1,) shall not apply to a Person (a "Grandfathered Bidder") who is either:

         (a) a Grandfathered Person or a Grandfathered Person Transferee at the time of commencement of and at all times while such Person's Takeover Bid remains outstanding; or

         (b) the Beneficial Owner of more than five percent but less than 20 percent of the outstanding Voting Shares of the Corporation as at the Record Time; provided that the exception in this clause 1 .5(3)(b) shall cease to be applicable to a Grandfathered Bidder if such Grandfathered Bidder shall have the Record Time become, pursuant to one or more transactions or events, the Beneficial Owner of additional Voting Shares of the Corporation constituting in the aggregate more than one percent of the voting Shares of the Corporation then outstanding, other than pursuant to Permitted Bid Acquisitions, Exempt Acquisitions or Pro Rata Acquisitions.

(4) For greater certainty, for the purposes of this section 1.5, a Person shall be deemed to have become the Beneficial Owner of additional Voting Shares of the Corporation if the Person becomes the Beneficial Owner of such Voting Shares pursuant to a transaction or event and, as a result, such Person is the

Beneficial Owner of a greater number of Voting Shares than the number of Voting Shares that he Beneficially Owned immediately prior to such transaction or event.


                             ARTICLE 2- THE RIGHTS


2.1      LEGEND ON COMMON SHARE CERTIFICATES

Certificates for Common Shares issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall evidence, in addition to the Common Shares, one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them a legend substantially as follows:

          Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Protection Rights Plan Agreement (the "Rights Agreement") between Flotek Industries Inc. (the "Corporation") and Pacific Corporate Trust Company, as rights agent, the terms of which are hereby incorporated herein by reference.

Certificates representing Common Shares that are issued and outstanding from time to time hereafter shall evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of the Separation Time and the Expiration Time.


2.2      EXECUTION. AUTHENTICATION., DELIVERY AND DATING OF RIGHTS CERTIFICATES

(1) The certificates representing the Rights (the "Rights Certificates") shall be executed on behalf of the Corporation by its Chairman of the Board, President or one of its Vice-Presidents together with its Treasurer, Secretary or one of its Assistant-Treasurers or Assistant-Secretaries under its corporate seal reproduced thereon. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(2) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to subsection 3.1(3). No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(3) Each Rights Certificate shall be dated the date of the countersignature thereof.

2.3      REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

(1) The Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulation as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed the "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of subsection (3) of this section 2.3, the Corporation will execute, and the Rights Agent will manually countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(2) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(3) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this section 2.3, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.


2.4      MUTILATED. DESTROYED. LOST AND STOLEN RIGHTS CERTIFICATES

(1) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall manually countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as the Rights Certificate surrendered.

(2) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (a) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (b) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(3) As a condition to the issuance of any new Rights Certificate under this section 2.4, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(4) Every new Rights Certificate issued pursuant to this section 2.4 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued by the Corporation.


2.5      PERSONS DEEMED OWNERS OF RIGHTS

The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).


2.6      DELIVERY AND CANCELLATION OF CERTIFICATES

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly canceled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly canceled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates canceled as provided in this section 2.6, except as expressly permitted by this Agreement. The Rights Agent shall destroy all canceled Rights Certificates and deliver a certificate of destruction to the Corporation.


2.7      AGREEMENT OF RIGHTS HOLDERS

Every holder of Rights by accepting the same consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

         (a) to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of the Rights held;

         (b) that prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the Common Share representing such Right;

         (c) that after the Separation Time, the Rights Certificates will be transferable only upon registration of the transfer on the Rights Register as provided herein;

         (d) that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

         (e) that such holder of Rights has waived his right to receive any fractional Rights or any fractional Common Shares upon exercise of a Right (except as provided herein); and

         (f) that without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time pursuant to and as provided herein.


2.8      RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER

No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other shares of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a shareholder of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of Common Shares or any other shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any shareholder of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by any Rights Certificate shall have been duly exercised in accordance with the terms and provisions hereof.


2.9      AGREEMENT NOT AVAILABLE

No person other than a director of the Company shall be entitled to review a copy of this Agreement and no person shall be entitled to receive a copy of this Agreement without the prior approval of the Board of Directors.

                       ARTICLE 3- EXERCISE OF THE RIGHTS


3.1      INITIAL EXERCISE; EXERCISE OF RIGHTS: DETACHMENT OF RIGHTS

(1) Subject as hereinafter provided, from and after the Separation Time and prior to the Expiration Time each Right will entitle the holder thereof to purchase one Common Share for the Exercise Price (which Exercise Price and number of Common Shares are subject to adjustment as set forth below).

(2) Until the Separation Time (a) the Rights shall not be exercisable and no Right may be exercised and (b) for administrative purposes, each Right will be evidenced by the certificate for the associated Common Shares registered in the name of the holder thereof (which certificates shall also be deemed to be Rights Certificates) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

(3) From and after the Separation Time and prior to the Expiration Time (a) the Rights shall be exercisable and (b) the registration and transfer of the Rights shall be separate from and independent of Common Shares. Promptly following the Separation Time, the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time [other than an Acquiring Person, and in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person the holder of Record of such Rights (a "Nominee")], at such holder's address as shown by the records of the Corporation (and the Corporation hereby agrees to furnish copies of such records to the Rights Agent for this purpose):

         (a) Rights Certificates representing the number of Rights held by such holder at the Separation Time in substantially the form of Exhibit A hereto, appropriately completed and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation made pursuant to thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or trade, or to conform to usage; and

         (b) a disclosure statement describing the Rights, provided that a Nominee shall be sent the materials provided for in (i) and
                  (ii) only in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person.

(4) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights together with:

         (a) an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed and executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent;

         (b) payment in cash, or by certified cheque, banker's draft or money order payable to the order of the Corporation, of a sum equal to the applicable Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised; and

         (c) a declaration of ownership (a "Declaration") substantially in the form attached to the Rights Certificate representing the Rights or in such other form as may be approved by the Board of Directors pursuant to subsection 3.2(6), in respect of each Person to whom Common Shares are to be issued as a result of such exercise duly completed and executed by each such Person.

(5) Subject to section 3.2, upon receipt of the Rights Certificate which is accompanied by (a) a completed Election to Exercise that does not indicate that such Right is null and void as provided by subsection 4.2(2), (b) payment as set forth in subsection 3.1(4) and (c) a completed Declaration, the Rights Agent (unless otherwise instructed by the Corporation) will thereupon promptly:

         (a) requisition from the transfer agent for the Common Shares, certificates representing the number of Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agents to comply with all such requisitions);

         (b) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

         (c) after receipt of such certificate, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and

         (d) when appropriate, after receipt, deliver such cash to or to the order of the registered holder of the Rights Certificate.

(6) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

(7) The Corporation covenants and agrees that it will:

         (a) take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates representing such Common Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

         (b) take all such action as may be necessary and within its power to comply with any applicable requirements of the Company Act (B.C.), the Securities Act (B.C.) and the

                  Securities Acts or comparable legislation of each of the provinces of Canada and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

         (c) use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed on the principal exchanges on which the Common Shares were traded prior to the Stock Acquisition Date;

         (d) cause to be reserved and kept available out of its authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights; and

         (e) pay when due and payable any and all federal and provincial transfer taxes (for greater certainty, not including any income taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being transferred or exercised.

3.2      ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS

The Exercise Price, the number and kind of Common Shares subject to purchase upon the exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this section 3.2.

(1) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time:

         (a) declare or pay a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities) other than pursuant to any optional stock dividend program,

         (b) subdivide or change the outstanding Common Shares into a greater number of Common Shares,

         (c) combine or change the outstanding Common Shares into a smaller number of Common Shares; or

         (d) issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities) in respect of, in lieu of or in exchange for existing Common Shares, except as otherwise provided in this section 3.2, the Exercise Price in effect at the time of the record date for such dividend or for the effective date of such subdivision, combination or reclassification, and the number and kind of Common Shares or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of Common Shares or other securities, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Common Share transfer books of the Corporation were open, he would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this section 3.2 and section 4.2, the adjustment provided for in this section 3.2 shall be in addition to, and shall be made prior to, any adjustment required pursuant to section 4.2.

(2) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Shares [or shares having the same rights, privileges and preferences as Common Shares ("equivalent common shares")] or securities convertible into Common Shares or equivalent common shares at a price per Common Share or per equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the Market Price per Common Share on such record date, the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, (a) the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price per Common Share and (b) the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(3) In case the Corporation shall fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a merger in which the Corporation is the continuing corporation) of evidences of indebtedness, cash (other than a dividend paid in the ordinary course or a dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), assets or subscription rights or warrants [excluding those referred to in subsection 3.2(2)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction,
(a) the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Common Share and (b) the denominator of which shall be such Market Price per Common Share. Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

(4) Notwithstanding anything herein to the contrary, no adjustment to the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Exercise Price; provided, however, that any adjustments which by reason of this subsection 3.2(4) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section 3.2 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share, as the case may be. Notwithstanding the first sentence of this subsection 3.2(4), any adjustment required by this section 3.2 shall be made no later than the earlier of (i) two years from the date of the transaction which mandates such adjustment and (ii) the Termination Date.

(5) If as a result of an adjustment made pursuant to section 4.1 or 4.2, the holder of any Right thereafter exercised shall become entitled to receive any shares other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in subsections 3.2(1), (2), (3), (4), (5), (6)) (7), (8) and (9), and
the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares.

(6) All Rights originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(7) Unless the Corporation shall have exercised its election as provided in subsection 3.2(8), upon each adjustment of the Exercise Price as a result of the calculations made in subsections 3.2(2) and (3), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest one ten-thousandth) obtained by:

         (a) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price; and

         (b) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(8) The Corporation may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment to the number of Rights pursuant to this subsection 3.2(8), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to section 7.4, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

(9) Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

(10) In any case in which this section 3.2 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(11) Notwithstanding anything in this section 3.2 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this section 3.2, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (a) consolidation or subdivision of the Common Shares, (b) issuance wholly for cash of any Common Shares at less than the applicable Market Price, (c) issuance wholly for cash of any Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares, (d) stock dividends or (e) issuance of rights, options or warrants referred to in this section 3.2, hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

(12) The Corporation covenants and agrees that, after the Separation Time, it will not, except as permitted by section 7.1 or 7.7, take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.


3.3      DATE ON WHICH EXERCISE IS EFFECTIVE

Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise and Declaration) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the relevant Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such Common Shares on, and such certificate shall be dated, the next succeeding Business Day on which the relevant Common Share transfer books of the Corporation are open.


              ARTICLE 4- ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF
                              CERTAIN TRANSACTIONS


4.1      FLIP-OVER EVENT

(1) Subject to sections 4.3 and 4.4 and subsection 7.1(2), in the event that prior to the Expiration Time the Corporation enters into, consummates or permits or suffers to occur any Flip-Over Event, the Corporation shall take such action as shall be necessary to ensure that:

         (a) each Right shall from and after the date upon which any Flip-Over Event shall become effective constitute the right to purchase from such Person into which or with which the Corporation shall be consolidated, merged or amalgamated or with which the Corporation shall enter into a statutory arrangement or to which the Corporation shall sell assets (such Person being herein referred to as the "Flip-Over Entity"), upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Flip-Over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-Over Event equal to twice the Market Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustments to the Rights provided for in section 3.2 in the event that after such date of consummation or occurrence an event analogous to any of the events described in section 3.2 shall have occurred with respect to such Common shares); and

         (b) the Flip-Over Entity shall be subject to all of the obligations, liabilities and duties of the Corporation pursuant to this Agreement;

(2) The Corporation shall not enter into, consummate or permit or suffer to occur any Flip-Over Event unless and until it shall have entered into an agreement with the Flip-Over Entity supplemental to this

Agreement pursuant to which the Flip-Over Entity shall covenant and agree, for the benefit of the holders from time to time of the Rights, to the matters contemplated by subsection 4.1(1) of this Agreement.

(3) The Corporation shall do all such acts and things and shall ensure that the Flip-Over Entity does all such acts and things as shall be necessary to ensure compliance with the provisions of subsection 4.1(1) of this Agreement.


4.2      FLIP-IN EVENT

(1) Subject to subsection 4.2(2), section 4.4 and subsections 7.1(2) and 7.1(3), in the event that prior to the Expiration Time a Flip-In Event shall occur, each Right shall constitute, effective on the Stock Acquisition Date, the right to purchase from the Corporation, upon payment of the Exercise Price and exercise of such Right on or after the Separation Time and in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-In Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustments provided for in section 3.2 in the event that after the Stock Acquisition Date an event analogous to any of the events described in section 3.2 shall have occurred).

(2) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are Beneficially Owned by (a) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), or (b) a transferee or other successor in title directly or indirectly (a "Transferee") of Rights held by an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associates of an Acquiring Person) who becomes a Transferee concurrently with or subsequent to the Acquiring Person becoming such shall become null and void without any further action, and any holder of such Rights (including Transferees) shall not have any rights whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

(3) In the event that there shall not be sufficient Common Shares authorized for issuance to permit the exercise in full of the Rights in accordance with this section 4.2, the Corporation shall take all such action as may be necessary to authorize additional Common Shares for issuance upon the exercise of the Rights.

(4) From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with provisions of this section 4.2, including without limitation, all such acts and things as may be required to satisfy the requirements of the Company Act (B.C.) and the Securities Act (B.C.) and the Securities Acts or comparable legislation in each of the Provinces of Canada in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

4.3      OBLIGATIONS OF THE CORPORATION

The Corporation covenants and agrees that it shall not enter into or engage in any transaction of the kind referred to in section 4.1 if (a) at the time of or immediately after such transaction there are any rights, options, warrants, securities or other instruments outstanding or any other arrangements, agreements or instruments in effect which would eliminate or otherwise diminish in any respect the benefits intended to be afforded by the Rights and this Agreement to the holders of Rights upon consummation of such transaction, or
(b) prior to, simultaneously with or immediately after any transaction of the kind referred to in section 4.1, the shareholders or holders of rights or interest in or to any other Person shall have received a distribution of Rights previously owned by such other Person or any of its Affiliates or Associates. The provisions of this section 4.3 shall apply to successive transactions of the kind referred to in section 4.1.


4.4      EXCHANGE OPTION

(1) In the event that the Board of Directors acting in good faith shall determine that conditions exist which would eliminate or otherwise materially diminish in any respect the benefits intended to be afforded to the holders of Rights pursuant to this Agreement, the Board of Directors may, at its option, at any time after a Flip-In Event has occurred, authorize the Corporation to issue or deliver in respect of each Right which is not void pursuant to subsection 4.2(2), either (a) in return for the applicable Exercise Price and the Right, debt or equity securities or assets (or a combination thereof) having a value equal to twice the applicable Exercise Price, or (b) in return for the Right, subject to any amounts that may be required to be paid under applicable law, debt or equity securities or assets (or a combination thereof) having a value equal to the value of the Right, in full and final settlement of all rights attaching to the Rights, where in either case the value of such debt or equity securities or other assets (or a combination thereof) and, in the case of paragraph (b), the value of the Right, shall be determined by the Board of Directors which may rely upon the advice of a nationally or internationally recognized firm of investment dealers or investment bankers selected by the Board of Directors.

(2) If the Board of Directors authorizes the exchange of debt or equity securities or assets for Rights pursuant to subsection 4.4(1), without any further action or notice the right to exercise the Rights will terminate and the only right thereafter of a holder of Rights shall be to receive the debt or equity securities or assets in accordance with the exchange formula authorized by the Board of Directors. Within ten Business Days after the Board of Directors has authorized the exchange of debt or equity securities or assets for Rights pursuant to subsection 4.4(1), the Corporation shall give notice of exchange to the holders of such Rights by mailing such notice to all such holders at their last addresses as they appear upon the register of Rights holders maintained by the Rights Agent. Each such notice of exchange will state the method by which the exchange of debt or equity securities or assets for Rights will be effected.

            ARTICLE 5- SPECIAL MEETINGS OF INDEPENDENT SHAREHOLDERS
                           TO CONSIDER PERMITTED BIDS


5.1      MEETINGS OF INDEPENDENT SHAREHOLDERS

In the event that an Offeror makes a Takeover Bid which is a Permitted Bid, the Board of Directors shall call and hold a special meeting (the "Special Meeting") of Independent Shareholders to consider and if thought fit to approve a resolution (the "Referendum") on the question whether such Takeover Bid (as such Takeover Bid may be amended or revised by the Offeror from time to time either to waive a condition thereof or to increase the price per Common Share to be paid to holders of Common Shares without reduction in amount or change in terms of any security or reduction in amount of cash that are components thereof) should be approved. The Special Meeting shall be held on a date fixed by the Board of Directors, which date shall be as soon as practicable after the date of mailing of the Takeover Bid, taking into account:

         (a) the time required to prepare a management proxy circular and to comply with applicable securities laws and other regulatory requirements relating to the holding of meetings of shareholders, record dates and a distribution of proxy-related materials to shareholders and intermediaries;

         (b) other actual or pending Takeover Bids including Permitted Bids, if any; and

         (c)      other factors considered relevant by the Board of Directors;

and not more than 110 days after the date (the "Offer Date") on which all of the documents referred to in subsection 1.1(25) or which have otherwise been sent to the holders of Common Shares by the Offeror in connection with such Takeover Bid have been delivered to the Corporation; provided that if a special meeting of Independent Shareholders has already been called for the purpose of considering a referendum approving another Takeover Bid and such other special meeting is scheduled for a date not less than 45 days following the Offer Date, then, subject to compliance with applicable securities laws and other regulatory requirements, both the Referendum and such other referendum shall be voted on at such other special meeting. The Board of Directors shall fix a record date for determining the Independent Shareholders entitled to receive notice of the Special Meeting in accordance with applicable law and regulatory requirements and the articles of the Corporation. The Special Meeting shall be conducted in accordance with the rules for holding meetings of shareholders set forth in the articles of the Corporation applied mutatis mutandis. At the Offeror's written request, the Corporation shall include with its management proxy circular prepared in connection with the Special Meeting, proxy solicitation materials submitted by the Offeror provided that the Offeror by written agreement with the Corporation in form and substance satisfactory to the Corporation shall have indemnified the Corporation from and against all costs and liabilities whatsoever, directly or indirectly, resulting from or arising out of any misstatements, misrepresentations, misleading statements or untrue statements contained in or omissions to state any fact in the Offeror's proxy solicitation materials necessary to make any statement contained therein not misleading in light of the circumstances in which it was made and shall have agreed to pay the Corporation's incremental costs incurred as a result of including such materials with the Corporation's management information circular. Notwithstanding the foregoing, no Special Meeting shall be held from and after such time as any Person becomes an Acquiring Person and any Special Meeting scheduled prior to such time and not theretofore held shall be canceled.


5.2      APPROVAL

         If at the Special Meeting the Referendum receives the affirmative vote of Independent Shareholders holding or representing by proxy more than 50 percent of the Common Shares of the Corporation in respect of which votes are cast at such meeting, then acquisitions of Voting Shares made under the Permitted Bid approved by the Referendum shall be deemed to be Permitted Bid Acquisitions provided that such Takeover Bid (a) is not thereafter amended or varied (except to waive any condition, to extend the deposit period or to increase the consideration to be paid to holders of Common Shares without reduction in amount or change in terms of any security or reduction in amount of cash that are components thereof), and (b) thereafter complies with all of the requirements set out in subsection 1.1(25), and provided that all Common Shares of the Corporation deposited pursuant to such Takeover Bid are taken up and paid for not later than the eleventh Business Day after the date of the Special Meeting


5.3      FIDUCIARY DUTIES OF THE BOARD OF DIRECTORS OF THE CORPORATION

For clarification it is understood that nothing contained in this article 5 shall be deemed to affect the obligation of the Board of Directors to exercise its fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that shareholders of the Corporation reject any Takeover Bid, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation or regulatory proceedings and the submission of additional or alternative Takeover Bids or other proposals to the Special Meeting or otherwise) with respect to any Takeover Bid that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.


5.4      FURTHER ACTS

Nothing contained in this article 5 shall be construed as limiting or prohibiting the Corporation or any Offeror from proposing or engaging in any acquisition, disposition or other transfer of any securities of the Corporation, any merger, amalgamation or arrangement involving the Corporation, any sale or other transfer of assets of the Corporation, any liquidation, dissolution or winding-up of the Corporation or any other business combination or other transaction, or any other action by the Corporation or such Offeror; provided that the holders of Rights shall have the rights set forth in this Agreement with respect to any such acquisition, disposition, transfer, merger, amalgamation, arrangement, sale, liquidation, dissolution, winding-up, business combination, transaction or action.

                          ARTICLE 6- THE RIGHTS AGENT


6.1      GENERAL

(1) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and the Co-Rights Agents shall be as the Corporation may determine. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Right Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement.

(2) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.


6.2      MERGER OR AMALGAMATION OR CHANGE OF NAME OF RIGHTS AGENT

(1) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of section 6.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates has not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(2) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.


6.3      DUTIES OF RIGHTS AGENT

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) the Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion;

         (b) whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be provided or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice-President and by the Treasurer or any Assistant-Treasurer or the Secretary or any Assistant-Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

         (c) the Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct;

         (d) the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

         (e) the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights [including the Rights becoming void pursuant to subsection 4.2(2)] or any adjustment required under the provisions of section 3.2 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights, after receipt of the certificate contemplated by section 3.2 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

         (f) the Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

         (g) the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice-President or the Secretary or any Assistant-Secretary or the Treasurer or any Assistant-Treasurer of the Corporation, and to apply to such Persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Person;

         (h) the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

         (i) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.


6.4      CHANGE OF RIGHTS AGENT

The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to the transfer agent for the Common Shares by registered or certified mail, and to the holders of the Rights in accordance with section 7.8. The Corporation may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to the transfer agent for the Common Shares by registered or certified mail, and to the holders of the Rights in accordance with section
7.8. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the province of British Columbia. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but if the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and the transfer agent for the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this section 6.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


                            ARTICLE 7- MISCELLANEOUS


7.1      REDEMPTION AND WAIVER

(1) The Board of Directors may, at its option, at any time prior to the occurrence of a Flip-In Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 3.2 if an event of the type analogous to any of the events described in section 3.2 shall have occurred (such redemption price being herein referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such condition as the Board of Directors in it sole discretion may establish.

(2) The Board of Directors may, until the Stock Acquisition Date, upon written notice delivered to the Rights Agent, waive the application of section 4.1 or
4.2 to any particular Flip-Over Event or Flip-In Event.

(3) The Board of Directors may prior to the Stock Acquisition Date waive the application of section 4.2 to any particular Flip-In Event, provided that both of the following condition are satisfied:

         (a) the Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intent or knowledge that he would become an Acquiring Person; and

         (b) such Acquiring Person has reduced his Beneficial Ownership of Voting Shares such that at the time of waiver pursuant to this subsection 7.1(3) he is no longer an Acquiring Person.

(4) In the event that a Person makes a Permitted Bid which, within 120 days after the date of the Permitted Bid, has been accepted by the holders of not less than 90 percent of the then outstanding Common Shares and other than the Common Shares held at the date of the Permitted Bid by or on behalf of the Offeror or an Affiliate or Associate of the Offeror, then the Board of Directors shall, immediately upon the consummation of such acquisition, without further formality be deemed to have elected to redeem the Rights at the Redemption Price.

(5) If the Board of Directors elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

(6) Within 30 days after the Board of Directors electing or having been deemed to have elected to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this section 7.1 or, prior to the Separation Time, in connection with the purchase of Common Shares.


7.2      EXPIRATION

No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in section 6.1.


7.3      ISSUANCE OF NEW RIGHTS CERTIFICATES

Notwithstanding any provision of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.


7.4      FRACTIONAL RIGHTS AND FRACTIONAL SHARES

(1) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Right would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole Right.

(2) The Corporation shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional

Common Shares, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of a whole Common Share.


7.5      SUPPLEMENTS AND AMENDMENTS

(1) The Corporation may from time to time supplement or amend this Agreement:

         (a) to make any changes, which the Board of Directors acting in good faith may deem necessary or desirable, provided that no such supplement or amendment made on or after the Stock Acquisition Date shall materially adversely affect the interests of the holders of Rights generally and provided further that no such supplement or amendment shall be made to the provisions of Article 6 except with the written concurrence of the Rights Agent to such supplement or amendment;

         (b) without the approval of the holders of Rights, to provide for the issuance of Rights to holders of any Voting Shares or equity securities (other than Common Shares) in the capital of the Corporation or securities convertible into Voting Shares, equity securities or Common Shares, and for the purposes of this clause 7.5(l)(b) "equity security" shall have the meaning ascribed thereto in subsection 74(1) of the Securities Act (British Columbia); and

         (c) without the approval of the holders of Rights, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective.

(2) Any supplement or amendment to this Agreement made by the Board of Directors pursuant to clause (a) of subsection 7.5(1) shall, if made prior to the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by ordinary resolution, confirm or reject such supplement or amendment; if made at or after the Separation Time such supplement or amendment shall be submitted to the holders of the Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders and the holders of Rights may, by ordinary resolution, confirm or reject such supplement or amendment.

(3) A supplement or amendment to this Agreement made by the Board of Directors pursuant to clause (a) of subsection 7.5(1) shall be effective from the date of the relevant resolution of the Board of Directors until it is confirmed or rejected under subsection 7.5(2) or until it ceases to be effective under subsection 7.5(4) and, where the supplement or amendment is confirmed, it continues in effect in the form in which it was so confirmed.

(4) If a supplement or amendment to this Agreement made by the Board of Directors pursuant to clause (a) of subsection 7.5(1) is rejected by the shareholders or holders of Rights or is not submitted to the shareholders or holders of Rights as required by subsection 7.5(2), then such supplement or amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted, or from and after the last date for which a meeting of holders of

Rights should have been but was not called, and no subsequent resolution of the directors to supplement or amend the Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights, as the case may be.


7.6      RIGHTS OF ACTION

Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Right, without the consent of the Rights Agent or the holder of any other Right, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.


7.7      NOTICE OF PROPOSED ACTIONS

In case the Corporation shall propose after the Separation Time and prior to the Expiration Time:

         (a) to effect or permit (in cases where the Corporation's permission is required) any Flip-In Event or Flip-Over Event; or

         (b) to effect the liquidation, dissolution or winding-up of the Corporation or the sale of all or substantially all of the Corporation's assets;

then, in each such case, the Corporation shall give to each holder of a Right, in accordance with section 7.8, a notice of such proposed action, which shall specify the date on which such Flip-In Event or Flip-Over Event, liquidation, dissolution or winding-up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of taking such proposed action.


7.8      NOTICES

Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

 Flotek Industries Inc.
 305 - 1285 West Pender Street
 Vancouver, British Columbia
 V6E 4B1
 Canada

         Attention:        President

Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

 Pacific Corporate Trust Company
 830 - 625 Howe Street
 Vancouver, British Columbia
 V6C 2T6
 Canada

         Attention:        President

Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.


7.9      COSTS OF ENFORCEMENT

The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.


7.10     SUCCESSORS

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and ensure to the benefit of their respective successors and assigns hereunder.

7.11     BENEFITS OF THIS AGREEMENT

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.


7.12     GOVERNING LAW

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.


7.13     COUNTERPARTS

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


7.14     SEVERABILITY

If any section, clause, term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such section, clause, term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining sections, clauses, terms and provisions hereof or the application of such section, clause, term or provision to circumstances other than those as to which it is held invalid or unenforceable.


7.15     EFFECTIVE DATE

This Agreement is in full force and effect in accordance with its terms from the date hereof.


7.16     DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS

The Board of Directors shall have the exclusive power and authority to administer and amend this Agreement in accordance with the terms hereof and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this

Agreement (including a determination to terminate or not to terminate the Rights or to amend the Agreement in accordance with the terms hereof). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, shall (i) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights Certificates and all other parties and (ii) not subject the Board of Directors to any liability to the holders of the Rights Certificates.


7.17     SUCCESSOR CORPORATIONS

The Corporation shall not consummate or permit or suffer to occur any consolidation, amalgamation, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another Corporation (the "Successor Corporation") unless the Successor Corporation resulting from such consolidation, amalgamation, merger or transfer (if not the Corporation) shall expressly assume, by supplemental agreement in form satisfactory to the Rights Agent and executed and delivered to the Rights Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Corporation.


7.18     MEETINGS OF HOLDERS OF RIGHTS

Any meeting of holders of Rights required or permitted to be held hereunder shall be called, convened and held, as nearly as may be possible, as if it were, and subject to the rules and regulations that would govern, a meeting of the holder of Common Shares.


7.19     SHAREHOLDER REVIEW

At the first annual meeting (the "Annual Meeting") of shareholders of the Corporation held after July 28, 1993 or at a special meeting (the "Special Meeting") called thereafter and before the close of business on the fifth anniversary of the date hereof for such purpose, provided that a Flip-In Event has not occurred prior to such meeting, the Board of Directors may submit a resolution to the holders of Voting Shares of the Corporation for their consideration and, if thought advisable, approval ratifying the continued existence of the Rights. If a majority of the votes cast on such resolution, excluding votes cast by any Grandfathered Person or Grandfathered Person Transferee who as at the record date for voting at such meeting Beneficially Owns 20 percent or more of the outstanding Voting Shares of the Corporation then outstanding, are voted against such resolution, the close of business on the day of such meeting shall be and be deemed for all purposes to be the Expiration Time.

7.20     TIME OF THE ESSENCE

Time shall be of the essence in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



FLOTEK INDUSTRIES INC.


By:   /s/ Wm. R. McKAY                                                       c/s
      ---------------------------
      Wm. R. McKay
      President




PACIFIC CORPORATE TRUST COMPANY


By:      /s/ Illegible                                                       c/s
         ------------------------------------
         Authorized Signatory



By:      /s/ Illegible
         ------------------------------------
         Authorized Signatory

                                  EXHIBIT "A"
                          [FORM OF RIGHTS CERTIFICATE]


         Certificate No.       _______________           _______________  Rights


         THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 4.2(2) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR ANY TRANSFEREES OF RIGHTS HELD BY THE FOREGOING (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) SHALL BECOME VOID WITHOUT ANY FURTHER ACTION.


                               RIGHTS CERTIFICATE


This certifies that _________________________________ , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Protection Rights Plan Agreement dated as of the 28th day of July, 1993, (the "Rights Agreement") between Flotek Industries Inc., a corporation incorporated under the Company Act (B.C.) (the "Corporation"), and Pacific Corporate Trust Company, a trust company incorporated under the laws of British Columbia, as rights agent (the "Rights Agent" which term shall include any successor Rights Agent under the Rights Agreement) to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the close of business on the 31st day of July, 1998, or any earlier Expiration Date (as such term is defined in the Rights Agreement, one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise and Declaration of Ownership duly executed and submitted to the Rights Agent at its principal office in Vancouver. The Exercise Price shall initially be $10.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive more than one Common Share or to purchase and receive securities of an entity other than the Corporation or securities or assets of the Corporation other than Common Shares, all as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates.

The Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.001 per Right and
(ii) may be exchanged at the option of the Corporation for debt or other equity securities or assets of the Corporation.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. A holder of this Rights Certificate who wishes to exercise the Rights evidenced hereby must complete, sign and deliver a Declaration of Ownership in the form attached hereto.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other shares of the Corporation which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders of the Corporation at any meeting thereof, or to give or withhold consents to any corporate action, or to receive notice of meetings or other actions affecting shareholders of the Corporation (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been manually countersigned by the Rights Agent.


WITNESS the facsimile signature of the proper officer of the Corporation and of its corporate seal.


Date:  ____________________________________


FLOTEK INDUSTRIES INC.


By:      ______________________________                                      c/s
         President

Countersigned:

PACIFIC CORPORATE TRUST COMPANY



By:      _________________________________
 Authorized Signatory

                               FORM OF ASSIGNMENT
                  (To be attached to each Rights Certificate)

                (to be executed by the registered holder if such
               holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED ____________________________________________________________
hereby sells, assigns and transfers unto

         ----------------------------------------
 (Please print name and address of transferee)

          --------------------------------------------
          --------------------------------------------
          --------------------------------------------

the Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________________ , as attorney, to transfer the within rights on the books of the Corporation, with full power of substitution.


Date:  _________________________


Signature Guaranteed:                        ___________________________________
                                             Signature

                                             (Signature must correspond to name
                                             as written upon the face of this
                                             Rights Certificate in every
                                             particular, without alteration or
                                             enlargement or any change
                                             whatsoever.)


Signature must be guaranteed by a member firm of a recognized stock exchange in Canada or a commercial bank or trust company having an office or correspondent in Canada.

--------------------------------------------------------------------------------

                           (to be completed if true)


The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in concert with any of the foregoing (as defined in the Rights Agreement).


                                             -----------------------------------
                                             Signature

                  (To be attached to each Rights Certificate)
                          FORM OF ELECTION TO EXERCISE


TO:



The undersigned hereby irrevocably elects to exercise _________________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued to:

                ------------------------------------------------
                                     (Name)

                ------------------------------------------------
                                   (Address)

                ------------------------------------------------
                        (City, Province and Postal Code)

                ------------------------------------------------
                  (Social Insurance, Social Security or other
                        Taxpayer Identification Number)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

                ------------------------------------------------
                                     (Name)

                ------------------------------------------------
                                   (Address)

                ------------------------------------------------
                        (City, Province and Postal Code)


Date:  _________________________

Signature Guaranteed:                        ___________________________________
                                             Signature

                                             (Signature must correspond to name
                                             as written upon the face of this
                                             Rights Certificate in every
                                             particular, without alteration or
                                             enlargement or any change
                                             whatsoever.)

Signature must be guaranteed by a member firm of a recognized stock exchange in Canada or a commercial bank or trust company having an office or correspondent in Canada.

--------------------------------------------------------------------------------


                           (to be completed if true)


The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in concert with any of the foregoing (as defined the Rights Agreement).



                                             -----------------------------------
                                             Signature


--------------------------------------------------------------------------------





                                     NOTICE


In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights will be null and void.

                  (To be attached to each Rights Certificate)

                             FLOTEK INDUSTRIES INC.

                            DECLARATION OF OWNERSHIP
                         IN RESPECT OF CANADIAN* STATUS

------------------------------------------------

------------------------------------------------

------------------------------------------------

------------------------------------------------
(name and address for which registration has been requested)


A request has been received to register _______________________ common shares of Flotek Industries Inc. in your name on the exercise of the Rights represented by the attached Rights Certificate.

In order for these shares to be registered in your name, it will be necessary for you to complete and return this declaration to PACIFIC CORPORATE TRUST COMPANY, Transfer Agent for Flotek Industries Inc.

-------------------------------------------------------------------------------

TO:      FLOTEK INDUSTRIES INC.


The person whose name appears above make this declaration for the purpose of enabling the directors of Flotek Industries Inc. to establish the Canadian status of the proposed shareholder:


1.       The person whose name appears above

         ________  is to be the beneficial owner                   ________  will hold such shares
         of the shares of Flotek                                             for a beneficial owner
         Industries Inc.

2.       The beneficial owner is a(n)

         _______  individual                 _______  corporation                          _____ partnership
         _______  trust                      _______  other (describe) ______________________________



3.       The beneficial owner                _______  is Canadian*                       _____ is not Canadian*


4.       The beneficial owner                 ______  is an associate                  _____  is not an associate*
                                                      of one or more
                                                      other shareholders


5.       The associate shareholder(s)        ______  is/are Canadian*                  ______ is not/are not Canadian*



DATED  _____________________ , 19 ____                        ___________________________
                                                              Signature of the person whose name and address
                                                              appears above

If the signatory is other than an individual, this declaration must be signed in the name of the signatory by a person whose office or authority must be shown.



* Applicable definitions of Canadian and associate accompany this form.

                             Definition of Canadian


Canadian means:

(a)      a resident Canadian,

(b) a partnership of which a majority of the members are resident Canadians and in which interests representing in value more than 50% of the total value of the partnership property are owned by resident Canadians,

(c)      a trust established by a resident Canadian

         (i)      a majority of the trustees of which are resident Canadians, or

         (ii) in which beneficial interest representing in value more than 50% of the total value of the trust property are owned by resident Canadians, or

(d)      a body corporate

         (i)      incorporated under the laws of Canada or a province,

         (ii)     of which a majority of the directors are Canadian, and

         (iii) of which more than 50% of the voting shares are beneficially owned or over which control or direction is exercised by Canadians.


                            Definition of Associate


Associate, when used to indicate a relationship with any shareholder, means:

(a) a corporation of which that shareholder beneficially owns or controls, directly or indirectly, shares carrying more than 10% of the voting rights (or securities convertible into such shares or an option or right to purchase such shares),

(b) a partner of that shareholder acting on behalf of the partnership of which they are partners,

(c) a trust or estate in which that shareholder has a substantial beneficial interest or in respect of which he serves as a trustee or in a similar capacity,

(d)      a spouse or child of that shareholder, and

(e) a relative of that shareholder or of his spouse if that relative has the same residence as that shareholder.